Exhibit 21

Significant Subsidiaries of Carnival Corporation and Carnival plc(1)

                                                                Jurisdiction
                                                              of Incorporation
                      Name of Subsidiary                      or Organization
                      ------------------                      ---------------

  Costa Crociere, S.p.A.(2)                                 Italy
  Costa Finance, S.A.(3)                                    Luxembourg
  Costa Holdings, Srl(4)                                    Italy
  HAL Antillen N.V.                                         Netherlands Antilles
  HAL Buitenland B.V.(5)                                    Netherlands
  Holland America Line N.V.(5)                              Netherlands Antilles
  P&O Princess Cruises International Limited ("POPCIL")(6)  United Kingdom
  Princess Bermuda Holdings Ltd.(7)                         Bermuda
  Princess Cruise Lines Ltd.(8)                             Bermuda
  Sitmar International Srl ("Sitmar")(9)                    Panama
  Sunshine Shipping Corp. ("Sunshine")(10)                  Bermuda

(1) Carnival Corporation, incorporated in the Republic of Panama, and Carnival plc, incorporated in England and Wales, are separate legal entities, which have entered into a DLC structure as discussed in Notes 1 and 3 to the Consolidated Financial Statements in Exhibit 13 to the joint Annual Report on Form 10-K. We have accounted for the DLC transaction under U.S. GAAP as an acquisition of Carnival plc by Carnival Corporation. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of Carnival Corporation & plc.

(2)   Subsidiary of Costa Holdings, Srl

(3)   Subsidiary of HAL Buitenland B.V. and Carnival Corporation

(4)   Subsidiary of Costa Finance, S.A.

(5) Subsidiaries of HAL Antillen N.V. as of November 30, 2003. All of HAL Buitenland shares were sold to Carnival plc in December 2003.

(6)   Subsidiary of Carnival plc

(7)   Subsidiary of Sitmar

(8)   Subsidiary of Sunshine

(9) Subsidiary of POPCIL as of November 30, 2003. All of Sitmar shares were sold to Carnival Corporation on December 1, 2003.

(10)  Subsidiary of Princess Bermuda Holdings Ltd.


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